Exhibit 10.20

AMENDMENT NO. 2 TO
AMENDED AND RESTATED
2013 MULTI-YEAR OUTPERFORMANCE AGREEMENT

This AMENDMENT NO. 2 TO THE AMENDED AND RESTATED 2013 MULTI-YEAR OUTPERFORMANCE AGREEMENT, dated as of December 31, 2014 (this “Amendment”), is entered into by and among RCS Capital Corporation (the “Company”), RCS Capital Holdings, LLC (“Holdings”), and RCS Capital Management, LLC, the Company’s service provider (the “Service Provider”).

WHEREAS, the Company, Holdings and the Service Provider are party to that certain Amended and Restated RCS Capital Corporation 2013 Multi-Year Outperformance Agreement, dated as of February 11, 2014(the “OPP Agreement”), pursuant to which the Service Provider was granted LTIP Units in Holdings (the “Award LTIP Units”);

WHEREAS, the Company, Holdings and the Service Provider are party to that certain Amendment No.1 to Amended and Restated 2013 Multi-Year Outperformance Agreement, dated as April 29, 2014 (“Amendment No.1”; capitalized terms used but not defined herein will have the respective meanings set forth for them in the OPP Agreement and Amendment No.1, as applicable), pursuant to which the parties agreed that April 28, 2014 would be the First Valuation Date under the OPP Agreement, any Award LTIP Units earned as of such First Valuation Date (“Earned LTIP Units”) would be subject to vesting in accordance with the OPP Agreement and that any Award LTIP Units not earned on such First Valuation Date would be cancelled and forfeited;

WHEREAS, pursuant to the OPP Agreement, the Earned LTIP Units will either vest ratably on June 4, 2016, June 4, 2017 and June 4, 2018, or in full upon the termination of the Service Provider’s service by either party for any reason;

WHEREAS, pursuant to that certain Agreement dated as of April 29, 2014 (the “LTIP Assignment Agreement”), among the Service Provider, the Company and each of the individuals identified as the “LTIP Members” on the signature page hereto (collectively, the “LTIP Members”), effective as of April 29, 2014, the Service Provider distributed, transferred and assigned to the LTIP Members its entire interest in the Earned LTIP Units as set forth in the LTIP Assignment Agreement;

WHEREAS, pursuant to the Limited Liability Company Agreement of Holdings, entered into as of February 11, 2014, between the Company and the Service Provider, as amended by the First Amendment to Limited Liability Company Agreement of Holdings, dated as of April 29, 2014, among the Company and the LTIP Members (the “LLC Agreement”), an Earned LTIP Unit will automatically convert into a Class C Unit 30 days following the vesting of the Earned LTIP Unit, provided that the LTIP Economic Capital Account Balance (as defined in the LLC Agreement) attributable to the Earned LTIP Unit is equal to the Common Unit Economic Balance (as defined in the LLC Agreement).

WHEREAS, Class C Units are redeemable for cash or Class A Common Stock (the “Exchange Consideration”) and, in accordance with the LLC Agreement, such redemption is to occur 60 days after the Company receives written notice of a Member’s election to redeem Class C Units.

WHEREAS, the Company, as managing member of Holdings has determined that the LTIP Economic Capital Account Balance attributable to each of the Earned LTIP Units is equal to the Common Unit Economic Balance and has taken such steps under the LLC Agreement as is required in connection therewith.

WHEREAS, in order (i) for the Company to be entitled to a 100% dividends received deduction with respect to dividends from its corporate subsidiaries, (ii) to facilitate future corporate acquisitions by the Company in a tax efficient manner, including eliminating the potential for tax associated with the deconsolidation of corporate targets and (iii) to further streamline the structure of the Company and its subsidiaries, the Board of Directors of the Company (the “Board”) has determined that it is in the best interest of the Company and Holdings to facilitate the LTIP Members’ exchange of their Earned LTIP Units for the Exchange Consideration prior to December 31, 2014.

WHEREAS, in order to facilitate the immediate exchange of the Earned LTIP Units for Class A Common Stock, the Board has determined that it is in the best interests of the Company and Holdings, and accordingly as of December 31, 2014 (the “Vesting Date”) has resolved to, (i) accelerate the vesting in full of the Earned LTIP Units subject to the terms and conditions of this Agreement, (ii) cause Holdings to waive the 30-day waiting period prior to the automatic conversion of such vested Earned LTIP Units into Class C Units and (iii) waive the 60-day period prior to the delivery of the Exchange Consideration with respect to the Class C Units received by the LTIP Members in exchange for such vested Earned LTIP Units.

WHEREAS, as a condition to the immediate vesting of the Earned LTIP Units, each LTIP Member has agreed to redeem and exchange all of the Class C Units received by the LTIP Member in exchange for such LTIP Member’s Earned LTIP Units in accordance with the terms and conditions of the LLC Agreement pursuant to the Redemption and Exchange Agreement being entered into concurrently herewith by and between the Company, Holdings and the LTIP Members (the “Redemption and Exchange Agreement”).

WHEREAS, the Board has determined that it is in the best interest of the Company to issue the Exchange Consideration to the LTIP Members in the form of Class A Common Stock.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to the following:

1.          The parties hereto acknowledge and agree that, notwithstanding the provisions of Section 3(e) and 3(f) of the OPP Agreement and of Amendment No.1, all of the Earned LTIP Units shall become fully vested on the Vesting Date and, on the Vesting Date, shall automatically convert into Class C Units in accordance with the LLC Agreement.

2.          Effective as of the date hereof, this Amendment amends and is hereby incorporated in and forms a part of the OPP Agreement, and except as amended hereby the OPP Agreement is confirmed in all respects and remains in full force and effect. The OPP Agreement, Amendment No.1, this Amendment and the LTIP Assignment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations or agreements relating thereto, whether written or oral. No amendment or modification of this Amendment shall be valid or binding upon the parties unless in writing and signed by the parties hereto.

3.          The parties agree that if any provision of this Amendment is found to be invalid or unenforceable, it will not affect the validity or enforceability of any other provision. This Amendment shall be governed by the laws of the State of New York, without regard to the choice of law principles thereof.

4.          Except as expressly provided herein, this Amendment shall automatically terminate and be of no further force and effect if any LTIP Member fails to execute this Amendment or if the closing under the Redemption and Exchange Agreement does not occur with respect to any LTIP Member.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

RCS CAPITAL CORPORATION

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

RCS Capital Holdings, LLC
By:	RCS Capital Corporation, its managing member

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

RCS CAPITAL MANAGEMENT, LLC

By:	/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch
Title:	Managing Member

ACKNOWLEDGED, AGREED AND CONSENTED TO BY
EACH OF THE “LTIP MEMBERS” LISTED BELOW:

/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch

/s/ William M. Kahane
Name:	William M. Kahane

/s/ Nicholas S. Schorsch
Name:	Shelley D. Schorch, by Nicholas S. Schorsch as attorney-in-fact

/s/ Peter M. Budko
Name:	Peter M. Budko

/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.

/s/ Brian S. Block
Name:	Brian S. Block

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